CERTIFICATE OF ASSISTANT SECRETARY

        The undersigned, Kristi A. Maher, Assistant Secretary of First Defined Portfolio Fund, LLC, a Delaware Limited Liability Company, First Trust Value Line(R) 100 Fund, a Massachusetts Business Trust, First Trust Value Line(R) Dividend Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts Business Trust, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, a Massachusetts Business Trust, First Trust/Value Line(R) & Ibbotson Equity Allocation Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts Business Trust, Energy Income and Growth Fund, a Massachusetts Business Trust, First Trust/Fiduciary Asset Management Covered Call Fund, a Massachusetts Business Trust and First Trust/Aberdeen Global Opportunity Income Fund a Massachusetts Business Trust, (individually, the "Company" and collectively, the "Companies"), does hereby certify that:

        1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Companies' joint fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended, and the SEC is entitled to rely on this certificate for purposes of the filing.

        2. The undersigned is duly elected, qualified and acting Assistant Secretary of each Company, and has custody of the corporate records of each Company and is a proper officer to make this certification.

        3. Attached hereto as Exhibit A is a copy of the resolution of a majority of the Board of Trustees who are not "interested persons" of each Company approving the amount, type, form and coverage of the Bond and the portion of the premium to be paid by each Company.

        4. Attached hereto as Exhibit B is a list of the amount of the single insured bond which each Company would have provided and maintained had it not been named as an insured under the Bond.

        5. Premiums have been paid for the period October 9, 2004 to October 9, 2005.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 6th day of April, 2005.



                                               /s/ Kristi A. Maher
                                               -------------------------
                                               Assistant Secretary


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                                    EXHIBIT A

                        FIRST DEFINED PORTFOLIO FUND, LLC
                      FIRST TRUST VALUE LINE FUND 100 FUND
                      FIRST TRUST VALUE LINE DIVIDEND FUND
            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND
           FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND
          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                          ENERGY INCOME AND GROWTH FUND
            FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND
               FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND

                       RESOLUTIONS REGARDING FIDELITY BOND

               RESOLVED, that each Fund's participation with other management investment companies advised by First Trust Advisors in the purchase and maintenance of new Chubb fidelity bond coverage as required by Rule 17g-1 under the Investment Company Act of 1940, and the payment by each Fund of that portion of the premium for such coverage as may be allocated to it in accordance with its proportionate share of the aggregate net assets of the insured Funds, is hereby approved; and it is further

               RESOLVED, that the officers of the Funds be and they hereby are, authorized and directed to make application for and maintain fidelity bond coverage with Chubb for the Funds, jointly with such other First Trust managed funds as they, in their judgment, shall deem advisable and to enter into an agreement with the other insured funds concerning such coverage as required by Rule 17g-1(f) under the Investment Company Act of 1940, such agreement being in substantially the form presented to the October 3, 2004 Board meeting; and it is further

               RESOLVED, that fidelity bond coverage insuring the Funds in the amount required by Rule 17g-1 of the Investment Company Act of 1940, or such greater amounts as officers of the Funds may from time to time determine in accordance with the provisions of Rule 17g-1 of the Investment Company Act of 1940, is hereby deemed to be reasonable in form and amount as required by and considering all relevant factors as provided in Rule 17g-1 and is hereby approved; and it is further

               RESOLVED, the payment by each Fund of that portion of the premium for such coverage as may be allocated to it in accordance with its proportionate share of the aggregate net assets of the insured funds, is hereby approved; and it is further

               RESOLVED, that the Secretary, or any Assistant Secretary of the Funds, is hereby designated the officer to make the filings and give or cause to be given the notices required by Paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.


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                                    EXHIBIT B

        Each Company listed below would have provided and maintained a single insured bond in the following amounts had it not been named as an insured under a joint Fidelity Bond:

    FIRST DEFINED PORTFOLIO FUND, LLC                                  $600,000

    FIRST TRUST VALUE LINE 100 FUND                                    $750,000

    FIRST TRUST VALUE LINE DIVIDEND FUND                               $900,000

    FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
    INCOME FUND                                                        $600,000

    MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES
    DIVIDEND & INCOME FUND                                             $750,000

    FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND        $525,000

    FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
    INCOME FUND II                                                   $1,000,000

    ENERGY INCOME AND GROWTH FUND                                      $600,000

    FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND           $750,000

    FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND                $900,000